PowerSchool Announces Second Quarter Financial Results

•Second quarter total revenue increased 10% year-over-year to $191.6 million, meeting outlook
•Second quarter GAAP net loss was $25.7 million, representing 13% of total revenue, and Adjusted EBITDA* increased 9% year-over-year to $66.6 million, meeting outlook and representing 35% of total revenue

FOLSOM, CA – August 9, 2024: PowerSchool Holdings, Inc. (NYSE: PWSC) ("PowerSchool" or the “Company”), the leading provider of cloud-based software for K-12 education in North America, today announced financial results for its second quarter ended June 30, 2024.

“I'm pleased with our second quarter performance, which highlights our market leadership in K-12 software and the continued demand for our comprehensive platform of mission-critical products. We demonstrated continued innovation momentum with the launch of new and exciting products such as MyPowerHub and two additional modules of our AI-powered PowerBuddy platform," said Hardeep Gulati, PowerSchool CEO. "We look forward to the next chapter in PowerSchool's growth story with our partnership with Bain Capital."

Second Quarter 2024 Financial Highlights

•Revenue: Total revenue was $191.6 million for the three months ended June 30, 2024, up 10% year-over-year.
•S&S Revenue: Subscriptions and support revenue was $170.1 million, up 16% year-over-year.
•Gross Profit: GAAP gross profit was $111.8 million, representing 58% of total revenue, and Adjusted Gross Profit* was $133.6 million, representing 70% of total revenue.
•Net Income/Loss: GAAP net loss was $25.7 million, representing 13% of total revenue, and Non-GAAP Net Income* was $48.1 million, representing 25% of total revenue.
•Adjusted EBITDA: Adjusted EBITDA* was $66.6 million, up 9% year-over-year and representing 35% of total revenue.
•Earnings/Loss Per Share: GAAP net loss per diluted share was $0.12 on 203.7 million shares outstanding. Non-GAAP net income per diluted share* was $0.23 on 205.0 million shares outstanding.
•Cash Flow: Net cash used in operating activities was $47.4 million, representing 25% of total revenue.

* Definitions of the key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most closely comparable GAAP measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Recent Business Highlights

•Customer Momentum: Won several notable deals in the quarter, including a data-as-a-service (DaaS) cross-sell win with the Arkansas State Department of Education and cross-sells to Springfield School District 186, Idea Public Schools, Hawthorne School District, and Orleans Parish School District.
•New Product Launch: Announced the launch of MyPowerHub, a next-generation communications platform designed to transform how schools communicate with parents, students, and staff. MyPowerHub offers a suite of features including student information such as grades, assignments, attendance, and schedules, as well as personalized notifications, event calendars, and secure messaging through a single, seamless interface, enhancing communication and collaboration within K-12 communities while generating significant cost savings for school districts by eliminating the need for multiple other software programs.
•2024 Education Focus Report: Released the PowerSchool 2024 Education Focus Report for the 2024-2025 school year, offering an in-depth analysis of key challenges and innovations shaping the U.S. education landscape. Drawing from a national survey of 1,620 educators, the report provides critical insights into the evolving needs and priorities of the education community. Key findings include: 1) personalized learning drives student success, 2) growing importance of AI in education, 3) bold leadership and data utilization are key priorities, 4) evolving education workforce, and 5) strengthening school-home connections.
•Delivering AI: Announced general availability of two additional AI-powered solutions, PowerBuddy for Learning Student Assistant and PowerBuddy for Data Analysis, which enhance the educational experience and streamline data analysis:
◦PowerBuddy for Learning Student Assistant: Integrated into the popular PowerSchool Schoology Learning Management System, PowerBuddy for Learning is a secure AI assistant designed to offer personalized guidance and enhance the learning experience for students. By leveraging conversational AI, PowerBuddy delivers contextually relevant prompts that are customized to each student’s grade level, lesson content, and assignments. This encourages deeper exploration of topics and ensures students receive the necessary guidance and resources aligned with district and state standards, all tailored to their individual learning styles.
◦PowerBuddy for Data Analysis: Acts as a co-pilot, revolutionizing data analysis by allowing users to access data seamlessly through natural language conversations. This cutting-edge AI assistant significantly reduces response times for data requests by removing the need for query writing, automating data visualizations, and generating comprehensive data analyses. These features enable educators and administrators to make well-informed decisions with unprecedented speed and ease.
•International Product Enhancements: Launched translated and localized products for the Middle East, which will allow educators in the region to accomplish critical administrative, classroom, and communication workflows by leveraging newly embedded Arabic translations, right-to-left interface display, Hijri calendar overlay, and more. By providing an Arabic interface, PowerSchool aims to empower educational institutions and facilitate learning for diverse communities.

Commenting on the Company’s results, Eric Shander, PowerSchool President and CFO, added, “We delivered another strong quarter consistent with our philosophy of double-digit top line growth and margin expansion. I am confident our comprehensive suite of mission-critical software products will continue to meaningfully improve school district operations and drive significant long-term value for the entire K-12 ecosystem."

In light of the proposed transaction with Bain Capital, which was announced on June 7, 2024, PowerSchool will not host an earnings conference call and is suspending its practice of providing financial guidance. PowerSchool currently expects to close the transaction in the second half of 2024.

Important disclosures in this earnings release about and reconciliations of historical non-GAAP financial measures to the most closely comparable GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

About PowerSchool

PowerSchool (NYSE: PWSC) is the leading provider of cloud-based software for K-12 education in North America. Its mission is to power the education ecosystem with unified technology that helps educators and students realize their full potential, in their way. PowerSchool connects students, teachers, administrators, and parents, with the shared goal of improving student outcomes. From the office to the classroom to the home, it helps schools and districts efficiently manage state reporting and related compliance, special education, finance, human resources, talent, registration, attendance, funding, learning, instruction, grading, assessments, and analytics in one unified platform. PowerSchool supports over 60 million students globally and more than 18,000 customers, including over 90 of the 100 largest districts by student enrollment in the United States, and sells solutions in over 90 countries globally. Visit www.powerschool.com to learn more.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harder provisions of the U.S. Private Securities Litigation Reform Act of 1995. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements are not assurances of future performance and may include information concerning possible or assumed future results of operations, including our financial outlook and descriptions of our business plan and strategies. Forward-looking statements are based on PowerSchool management’s beliefs, as well as assumptions made by, and information currently available to, them. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our history of cumulative losses; competition; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to retain, hire, and integrate skilled personnel including our senior management team; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties, including with state and local government entities; the seasonality of our sales and customer growth; our reliance on third-party software and intellectual property licenses; our ability to obtain, maintain, protect, and enforce intellectual property protection for our current and future solutions; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the "Annual Report"), filed with the Securities Exchange Commission (“SEC”). Copies of the Annual Report may be obtained from the Company or the SEC.

We caution you that the factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to publicly update forward-looking statements, whether written or oral, to reflect future events, future developments or circumstances, or new information.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for analytical and supplemental informational purposes only, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted Gross Profit: Adjusted Gross Profit is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to gross profit, as determined in accordance with GAAP. We define Adjusted Gross Profit as gross profit, adjusted for depreciation, share-based compensation expense and the related employer payroll tax, restructuring and acquisition-related expenses, and amortization of acquired intangible assets and capitalized product development costs. We use Adjusted Gross Profit to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that Adjusted Gross Profit is a useful measure to us and to our investors because it provides consistency and comparability with our past financial performance and between fiscal periods, as the metric generally eliminates the effects of the variability of depreciation, share-based compensation, restructuring expense, acquisition-related expenses, and amortization of acquired intangibles and capitalized product development costs from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of this measure enables us to more effectively evaluate our performance period-over-period and relative to our competitors.
Non-GAAP Net Income (Loss), Non-GAAP Cost of Revenue and Operating Expenses, and Adjusted EBITDA: Non-GAAP Net Income (Loss), Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA are supplemental measures of operating performance that are not made under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss), GAAP cost of revenue, and GAAP operating expenses, as applicable. We define Non-GAAP Net Income (Loss) as net income (loss) adjusted for depreciation and amortization, share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expenses. We define Non-GAAP Cost of Revenue and Operating Expenses as their respective GAAP measures adjusted for share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expense. We define Adjusted EBITDA as net income (loss) adjusted for all of the above items, net interest expense, nonrecurring litigation expense, provision for (benefit from) income tax, and other one-time costs. We use Non-GAAP Net Income, Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Non-GAAP Net Income and Adjusted EBITDA facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.

Free Cash Flow and Unlevered Free Cash Flow: Free Cash Flow and Unlevered Free Cash Flow are supplemental measures of liquidity that are not made under GAAP and that do not represent, and should not be considered as, an alternative to cash flow from operations, as determined by GAAP. We define Free Cash Flow as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized product development costs plus proceeds from the sale of property and equipment. We define Unlevered Free Cash Flow as Free Cash Flow plus cash paid for interest on outstanding debt. We believe that Free Cash Flow and Unlevered Free Cash Flow are useful indicators of liquidity that provide information to management and investors about the amount of cash generated by our operations inclusive of that used for investments in property and equipment and capitalized product development costs as well as cash paid for interest on outstanding debt.
These non-GAAP financial measures have their limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, these non-GAAP financial measures should not be considered as a replacement for their respective comparable financial measures, as determined by GAAP, or as a measure of our profitability or liquidity. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

(in thousands except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Subscriptions and support	170,129	146,503	$337,056	$287,576
Service	19,321	20,197	36,007	36,429
License and other	2,142	7,197	3,496	9,345
Total revenue	191,592	173,897	376,559	333,350
Cost of revenue:
Subscriptions and support	47,768	36,781	94,095	74,975
Service	12,210	15,123	25,593	29,446
License and other	1,148	1,017	2,219	1,968
Depreciation and amortization	18,705	16,108	37,785	32,129
Total cost of revenue	79,831	69,029	159,692	138,518
Gross profit	111,761	104,868	216,867	194,832
Operating expenses:
Research and development	30,616	25,862	62,267	51,283
Selling, general, and administrative	71,621	53,129	124,052	102,687
Acquisition costs	276	—	1,029	—
Depreciation and amortization	17,344	15,764	34,693	31,535
Total operating expenses	119,857	94,755	222,041	185,505
Income (loss) from operations	(8,096)	10,113	(5,174)	9,327
Interest expense—net	23,193	16,101	44,189	30,130
Other (income) expenses—net	(853)	31	(950)	74
Loss before income taxes	(30,436)	(6,019)	(48,413)	(20,877)
Income tax expense (benefit)	(4,732)	(1,724)	139	(1,769)
Net loss	$(25,704)	$(4,295)	$(48,552)	$(19,108)
Less: Net loss attributable to non-controlling interest	(5,693)	(1,100)	(8,983)	(4,060)
Net loss attributable to PowerSchool Holdings, Inc.	(20,011)	(3,195)	(39,569)	(15,048)
Net loss attributable to PowerSchool Holdings, Inc. Class A common stock:
Basic	(20,011)	(3,195)	(39,569)	(15,048)
Diluted	(24,916)	(4,080)	(49,047)	(15,048)
Net loss attributable to PowerSchool Holdings, Inc. per share of Class A common stock, basic	$(0.12)	$(0.02)	$(0.24)	$(0.09)
Net loss attributable to PowerSchool Holdings, Inc. per share of Class A common stock, diluted	$(0.12)	$(0.02)	$(0.24)	$(0.09)
Weighted average shares of Class A common stock:
Basic	166,040,370	163,067,859	165,538,730	161,794,290
Diluted	203,694,429	200,721,918	203,192,789	161,794,290
Other comprehensive income (loss), net of taxes:
Foreign currency translation	(304)	21	(1,038)	108
Change in unrealized loss on investments	—	—	—	3
Total other comprehensive income (loss)	(304)	21	(1,038)	111
Less: Other comprehensive income (loss) attributable to non-controlling interest	$(56)	$4	$(192)	$21
Comprehensive loss attributable to PowerSchool Holdings, Inc.	$(20,259)	$(3,178)	$(40,415)	$(14,958)

CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands)	June 30, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$20,678	$39,054
Accounts receivable—net of allowance of $7,143 and $7,930 respectively	89,393	76,618
Prepaid expenses and other current assets	45,797	40,449
Total current assets	155,868	156,121
Property and equipment - net	7,773	5,003
Operating lease right-of-use assets	12,892	15,998
Capitalized product development costs - net	113,661	112,089
Goodwill	2,768,966	2,740,725
Intangible assets - net	666,591	710,635
Other assets	35,491	36,311
Total assets	$3,761,242	$3,776,882
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$14,200	$13,629
Accrued expenses	128,094	116,271
Operating lease liabilities, current	3,398	4,958
Deferred revenue, current	206,482	373,672
Revolving credit facility	187,000	—
Current portion of long-term debt	8,379	8,379
Total current liabilities	547,553	516,909
Noncurrent Liabilities:
Other liabilities	1,142	2,178
Operating lease liabilities—net of current	12,784	13,359
Deferred taxes	268,953	275,316
Tax Receivable Agreement liability	375,647	396,397
Deferred revenue—net of current	6,875	6,111
Long-term debt, net	809,669	811,325
Total liabilities	2,022,623	2,021,595
Stockholders' Equity:
Class A common stock, $0.0001 par value per share, 500,000,000 shares authorized, 166,471,395 and 164,796,626 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively.	16	16
Class B common stock, $0.0001 par value per share, 300,000,000 shares authorized, 37,654,059 and 37,654,059 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively.	4	4
Additional paid-in capital	1,550,637	1,520,288
Accumulated other comprehensive loss	(3,132)	(2,094)
Accumulated deficit	(257,956)	(218,387)
Total stockholders' equity attributable to PowerSchool Holdings, Inc.	1,289,569	1,299,827
Non-controlling interest	449,050	455,460
Total stockholders' equity	1,738,619	1,755,287
Total liabilities and stockholders' equity	$3,761,242	$3,776,882

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(25,704)	$(4,295)	$(48,552)	$(19,108)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	36,049	31,873	72,477	63,664
Share-based compensation	19,013	17,494	33,168	32,043
Amortization of operating lease right-of-use assets	600	811	1,451	1,599
Change in fair value of contingent consideration	(119)	(185)	(99)	(635)
Amortization of debt issuance costs	1,487	885	2,975	1,761
(Benefit from) provision for allowance for doubtful accounts	318	995	(953)	1,364
Loss (gain) on lease modification	2,329	1	2,291	53
Loss (gain) on sale/disposal of property and equipment	315	(7)	(501)	41
Changes in operating assets and liabilities — net of effects of acquisitions:
Accounts receivables	(28,589)	(33,510)	(10,841)	(25,151)
Prepaid expenses and other current assets	4,968	4,448	(4,954)	(2,687)
Other assets	185	(994)	376	(3,277)
Accounts payable	1,992	(433)	1,346	(183)
Accrued expenses	16,756	4,305	(8,615)	(12,207)
Other liabilities	(1,796)	(1,855)	(3,449)	(3,607)
Deferred taxes	(5,482)	(2,339)	(948)	(2,834)
Tax Receivable Agreement liability	623	370	945	385
Deferred revenue	(70,300)	(50,275)	(173,156)	(123,962)
Net cash used in operating activities	(47,355)	(32,711)	(137,039)	(92,741)
Cash flows from investing activities:
Purchases of property and equipment	(1,064)	(582)	(4,951)	(938)
Proceeds from sale of property and equipment	839	—	839	—
Investment in capitalized product development costs	(9,114)	(10,272)	(18,070)	(19,948)
Acquisitions—net of cash acquired	—	—	(36,062)	—
Payment of acquisition-related deferred consideration	—	—	(5,800)	—
Net cash used in investing activities	(9,339)	(10,854)	(64,044)	(20,886)
Cash flows from financing activities:
Taxes paid related to the net share settlement of equity awards	(52)	(141)	(117)	(1,425)
Proceeds from Revolving Credit Agreement	210,000	10,000	350,000	10,000
Repayment of Revolving Credit Agreement	(148,000)	—	(163,000)	—
Repayment of First Lien Debt	(2,095)	(1,938)	(4,190)	(3,875)
Payment of contingent consideration	—	—	(245)	—
Net cash (used in) provided by financing activities	59,853	7,921	182,448	4,700
Effect of foreign exchange rate changes on cash	$94	$(235)	$259	$(161)
Net increase in cash, cash equivalents, and restricted cash	3,253	(35,879)	(18,376)	(109,088)
Cash, cash equivalents, and restricted cash—Beginning of period	17,925	64,773	39,554	137,982
Cash, cash equivalents, and restricted cash—End of period	$21,178	$28,894	$21,178	$28,894

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
Reconciliation of gross profit to Adjusted Gross Profit

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023

Gross profit	$111,761	$104,868	$216,867	$194,832
Depreciation	61	163	212	415
Share-based compensation (1)	3,015	2,654	5,288	5,112
Restructuring (2)	(62)	524	1,216	537
Acquisition-related expense (3)	158	47	334	134
Amortization	18,644	15,945	37,573	31,715
Adjusted Gross Profit	$133,577	$124,201	$261,490	$232,745
Gross Profit Margin (4)	58.3%	60.3%	57.6%	58.4%
Adjusted Gross Profit Margin (5)	69.7%	71.4%	69.4%	69.8%

(1) Refers to expenses in cost of revenue associated with share-based compensation.
(2)    Refers to expenses in cost of revenue related to migration of customers from legacy to core products, and severance expense related to offshoring activities and executive departures.
(3)    Refers to expenses in cost of revenue incurred to execute and integrate acquisitions, including retention awards, and severance for acquired employees.
(4)    Represents gross profit as a percentage of revenue.
(5)    Represents Adjusted Gross Profit as a percentage of revenue.

Reconciliation of net loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023

Net loss	$(25,704)	$(4,295)	$(48,552)	$(19,108)
Add:
Amortization	35,162	31,050	70,654	61,924
Depreciation	887	822	1,824	1,741
Interest expense - net (1)	23,193	16,101	44,189	30,130
Income tax benefit	(4,732)	(1,724)	139	(1,769)
Share-based compensation	20,014	17,910	34,699	33,391
Management fees (2)	81	95	161	158
Restructuring (3)	17,228	917	21,086	2,283
Acquisition-related expense (4)	1,226	314	4,428	1,848
Change in tax reserves (5)	(798)	—	(798)	—
Adjusted EBITDA	$66,557	$61,190	$127,830	$110,598

Net loss margin(6)	(13.4)%	(2.5)%	(12.9)%	(5.7)%
Adjusted EBITDA Margin (7)	34.7%	35.2%	33.9%	33.2%

(1)    Interest expense, net of interest income.
(2)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.

(3)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, loss on modification of debt, nonrecurring litigation expense, executive departures, and costs related to the Bain transaction.
(4)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved, Chalk, and SchoolMessenger These incremental costs are embedded in our research and development, selling, general and administrative, and cost of revenue line items.
(5)    Refers to income recognized due to the change in tax reserves.
(6)    Represents net loss as a percentage of revenue.
(7)    Represents Adjusted EBITDA as a percentage of revenue.

Reconciliation of net loss to Non-GAAP Net Income

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except per share data)	2024		2023	2024	2023

Net loss	$(25,704)		$(4,295)	$(48,552)	$(19,108)
Add:
Amortization	35,162		31,050	70,654	61,924
Depreciation	887		822	1,824	1,741
Share-based compensation	20,014		17,910	34,699	33,391
Management fees (1)	81		95	161	158
Restructuring (2)	17,228		917	21,086	2,283
Acquisition-related expense (3)	1,226		314	4,428	1,848
Change in tax reserves (4)	(798)		—	(798)	—
Non-GAAP Net Income	$48,096		$46,813	$83,502	$82,237

Weighted-average Class A common stock used in computing GAAP net loss per share, basic	166,040,370		163,067,859	165,538,730	161,794,290
Weighted-average Class A common stock used in computing GAAP net loss per share, diluted	203,694,429		200,721,918	203,192,789	161,794,290

Weighted-average shares Class A common stock used in computing Non-GAAP net income, basic	166,040,370		163,067,859	165,538,730	161,794,290
Dilutive impact of LLC Units	37,654,059		37,654,059	37,654,059	37,654,059
Dilutive impact of Restricted Shares and RSUs	410,051		708,939	485,059	832,748
Dilutive impact of Market-share units	941,558	—	462,342	725,936	244,184
Weighted-average shares Class A common stock used in computing Non-GAAP net income per share - diluted	205,046,038		201,893,199	204,403,784	200,525,281

GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic	$(0.12)		$(0.02)	$(0.24)	$(0.09)
Non-GAAP net income attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic	$0.29		$0.29	$0.50	$0.51
GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - diluted	$(0.12)		$(0.02)	$(0.24)	$(0.09)
Non-GAAP net income attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - diluted	$0.23		$0.23	$0.41	$0.41

(1)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.
(2)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, executive departures, loss on modification of debt, nonrecurring litigation expense, and costs related to the Bain transaction.
(3)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved, Chalk, and SchoolMessenger. These incremental costs are embedded in our research and development, selling, general and administrative, and cost of revenue line items.
(4)    Refers to income recognized due to the change in tax reserves.

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023

GAAP Cost of Revenue - Subscription and Support	$47,768	$36,781	$94,095	$74,975
Less:
Share-based compensation	2,147	1,700	3,696	3,256
Restructuring	(62)	523	959	523
Acquisition-related expense	121	38	257	61
Non-GAAP Cost of Revenue - Subscription and Support	$45,562	$34,520	$89,183	$71,135

GAAP Cost of Revenue - Services	$12,210	$15,123	$25,593	$29,446
Less:
Share-based compensation	868	954	1,591	1,856
Restructuring	—	1	257	14
Acquisition-related expense	37	8	78	73
Non-GAAP Cost of Revenue - Services	$11,305	$14,160	$23,667	$27,503

GAAP Research & Development	$30,616	$25,862	$62,267	$51,283
Less:
Share-based compensation	5,138	4,675	8,774	8,747
Restructuring	(103)	9	2,293	113
Acquisition-related expense	549	145	1,042	1,522
Non-GAAP Research & Development	$25,032	$21,033	$50,158	$40,901

GAAP Selling, General and Administrative	$71,621	$53,129	$124,052	$102,687
Less:
Share-based compensation	11,861	10,580	20,638	19,532
Management fees	81	95	161	158
Restructuring	17,393	385	17,576	1,633
Acquisition-related expense	243	122	2,023	193
Non-GAAP Selling, General and Administrative	$42,043	$41,947	$83,655	$81,171

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net cash used in operating activities	$(47,355)	$(32,711)	$(137,039)	$(92,741)
Proceeds from the sale of property and equipment	839	—	839	—
Purchases of property and equipment	(1,064)	(582)	(4,951)	(938)
Capitalized product development costs	(9,114)	(10,272)	(18,070)	(19,948)
Free Cash Flow	$(56,694)	$(43,565)	$(159,220)	$(113,627)
Add:
Cash paid for interest on outstanding debt	20,641	13,973	39,770	27,669
Unlevered Free Cash Flow	$(36,053)	$(29,592)	$(119,450)	$(85,958)

© PowerSchool. PowerSchool and other PowerSchool marks are trademarks of PowerSchool Holdings, Inc., or its subsidiaries. Other names and brands may be claimed as the property of others.

PWSC-F

Investor Contact:
Shane Harrison
investor.relations@powerschool.com
855-707-5100

Media Contact:
Beth Keebler
publicrelations@powerschool.com
503-702-4230

Source: PowerSchool Holdings, Inc.